SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

Aspect Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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Notes:

SAN JOSE, Calif., December 13, 2002—Aspect Communications Corporation (Nasdaq: ASPT), announced that today it will commence distribution to its stockholders of its board of directors’ definitive proxy statement relating to Aspect’s previously announced issuance of $50,000,000 of convertible preferred stock to Vista Equity Fund II, L.P. (Vista), which will be voted on at a special meeting of Aspect shareholders scheduled for January 21, 2003.

In addition, Aspect made the following statements concerning certain filings made with the Securities and Exchange Commission on December 12, 2002 by Scepter Holdings, Inc. (Scepter), a company owned by Geoffrey Raynor of Fort Worth, Texas. The filings generally oppose the private placement announced by Aspect on November 14, 2002 to sell $50,000,000 of convertible preferred stock to Vista. In addition, the filings propose to remove the current directors of Aspect’s board of directors and elect seven directors named by Scepter and purport to describe a special meeting of the Aspect shareholders, at some future date, to vote on these proposals.

A special meeting of the shareholders of the type referred to in Scepter’s preliminary proxy statement has not been called. California law and Aspect’s bylaws provide in relevant part that a special meeting of shareholders may be called by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that special meeting. According to its filings, Scepter holds only 3.5% of Aspect’s common stock. To date, Aspect has received no request from Scepter for such a meeting, and there is no indication that shareholders holding the requisite 10% voting power will request such a meeting.

Additional Information And Where You Can Find It

Shareholders of Aspect Communications Corporation (Aspect) are advised to read the proxy statement regarding the proposed private placement referred to in the material above, when it becomes available, because it will contain important information. Aspect expects to mail a proxy statement about the proposed transaction to Aspect’s shareholders on or about December 13, 2002. The definitive proxy statement was filed with the Securities and Exchange Commission on December 9, 2002. Shareholders may obtain a free copy of the proxy statement and other documents filed by Aspect at the Securities and Exchange Commission’s web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained from Aspect by directing such requests to the company.

Aspect and its officers and directors may be deemed to be participants in the solicitation of proxies from shareholders with respect to the transactions contemplated by the Series B Convertible Preferred Stock Purchase Agreement. Information regarding such officers and directors is included in Aspect’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended and its proxy statement for its 2001 annual meeting, filed with the Securities and Exchange Commission. These documents are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from Aspect.

About Aspect

Aspect is the leading provider of business communications solutions that help companies improve customer satisfaction, reduce operating costs, gather market intelligence, and increase revenue.